As filed with the Securities and Exchange Commission on May 9, 1997

                              Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                -----------------

                          EL PASO NATURAL GAS COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                              74-0608280
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                            El Paso Energy Building
                             1001 Louisiana Street
                             Houston, Texas  77002
         (Address of Principal Executive Offices, Including Zip Code)

              EL PASO ENERGY CORPORATION RETIREMENT SAVINGS PLAN
                           (Full Title of the Plan)

                              BRITTON WHITE, JR.
                 Executive Vice President and General Counsel
                          El Paso Natural Gas Company
                            El Paso Energy Building
                             1001 Louisiana Street
                             Houston, Texas  77002
                                (713) 757-2131
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                              -----------------

                                   COPY TO:

                            JAMES P. PRENETTA, JR.
                           KELLEY DRYE & WARREN LLP
                              Two Stamford Plaza
                             281 Tresser Boulevard
                          Stamford, Connecticut 06901

                              -----------------


                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Securities         Amount to be         Proposed Maximum      Proposed Maximum      Amount of
to be Registered             Registered         Offering Price Per    Aggregate Offering   Registration Fee
                                                     Share(1)              Price(1)
-----------------------------------------------------------------------------------------------------------
Common Stock,
par value $3 per share    2.0 million shares(2)      $58.625          $117,250,000.00          $35,530.00
===========================================================================================================

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the El Paso Energy Corporation Retirement Savings Plan.

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated based on the average of the high and low trading prices for El Paso Natural Gas Company's Common Stock on May 2, 1997, as reported by the New York Stock Exchange.

(2) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the El Paso Energy Corporation Retirement Savings Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of El Paso Natural Gas Company.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by El Paso Natural Gas Company (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, which contains audited financial statements for the most recent year for which such statements have been filed;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

      (c) The description of the Registrant's common stock, $3 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (Registration No. 1-2700) filed with the Commission on February 13, 1992 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

      All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.   DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

      Article X of the Registrant's By-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or that, being or having been such a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

      Section 102(b)(7) of the DGCL, permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. Article 10 of the Registrant's Restated Certificate of Incorporation, as amended, provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability.

      The Registrant maintains Directors' and Officers' liability insurance which provides for payment on behalf of the directors and officers of the Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act of 1933, as amended (the "Securities Act"), for acts or omissions by such persons while acting as directors or officers of the Registrant and/or its subsidiaries, as the case may be.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                               DESCRIPTION

4.1 Restated Certificate of Incorporation of the Registrant dated January 22, 1992 (incorporated by reference to Exhibit 3.A to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 1-2700, filed January 29, 1992); Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant, dated July 7, 1992 (incorporated by reference to Exhibit 3.A.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 1-2700, filed February 3, 1993).

*4.2      El Paso Energy Corporation Retirement Savings Plan.

*5 Opinion of Kelley Drye & Warren LLP regarding legality of the Common Stock being registered.

*23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

*23.2     Consent of Coopers & Lybrand L.L.P.

*24       Powers of Attorney (See signature page).

------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that the Registrant will timely submit to the Internal Revenue Service (the "IRS") a request for the continued qualification of the El Paso Energy Corporation Retirement Savings Plan (the "Plan") and will make all changes required by the IRS to continue the Plan's qualification.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on May 9, 1997.

                                          EL PASO NATURAL GAS COMPANY

                                          By:  /S/     WILLIAM A. WISE
                                             -----------------------------------
                                                       William A. Wise
                                                   Chairman of the Board and
                                                  and Chief Executive Officer

                                 POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White, Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.


SIGNATURE                           TITLE                                              DATE

        /S/ WILLIAM A. WISE         Chairman of the Board, Chief Executive      May 9, 1997
--------------------------------    Officer and Director
          William A. Wise


       /S/ RICHARD O. BAISH         President                                   May 9, 1997
--------------------------------
         Richard O. Baish


        /S/ H. BRENT AUSTIN         Executive Vice President and Chief          May 9, 1997
--------------------------------    Financial Officer
          H. Brent Austin


       /S/ JEFFREY I. BEASON        Vice President, Chief Accounting            May 9, 1997
--------------------------------    Officer, Controller and Treasurer
         Jeffrey I. Beason


       /S/ BYRON ALLUMBAUGH         Director                                    May 9, 1997
--------------------------------
         Byron Allumbaugh


--------------------------------    Director                                    May 9, 1997
          Peter T. Flawn


     /S/ EUGENIO GARZA LAGUERA      Director                                    May 9, 1997
----------------------------------
       Eugenio Garza Laguera


       /S/ JAMES F. GIBBONS         Director                                    May 9, 1997
----------------------------------
         James F. Gibbons


          /S/ BEN F. LOVE           Director                                    May 9, 1997
----------------------------------
            Ben F. Love



      /S/ KENNETH L. SMALLEY        Director                                    May 9, 1997
----------------------------------
        Kenneth L. Smalley



        /S/ MALCOLM WALLOP          Director                                    May 9, 1997
----------------------------------
          Malcolm Wallop


                                   THE PLAN


      Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on May 9, 1997.


                                          EL PASO ENERGY CORPORATION
                                          RETIREMENT SAVINGS PLAN

                                          EL PASO NATURAL GAS COMPANY



                                          By:        /S/ WILLIAM A. WISE
                                             -----------------------------------
                                                        William A. Wise
                                                     Chairman of the Board
                                                   and Chief Executive Officer

                                EXHIBITS INDEX

EXHIBIT
NUMBER                                    DESCRIPTION

4.1 Restated Certificate of Incorporation of the Registrant dated January 22, 1992 (incorporated by reference to Exhibit 3.A to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 1-2700, filed January 29, 1992); Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant dated July 7, 1992 (incorporated by reference to Exhibit 3.A.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 1-2700, filed February 3, 1993).

*4.2           El Paso Energy Corporation Retirement Savings Plan.

*5 Opinion of Kelley Drye & Warren LLP regarding legality of the Common Stock being registered.

*23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

*23.2          Consent of Coopers & Lybrand L.L.P.

*24            Powers of Attorney (See signature page).

-----------
* Filed herewith.

                                     -7-